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                                                                  EXHIBIT 10.33

                            STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (hereinafter called "Agreement") made as of this 20th day of January, 2000, by and between Mr. Jonathan Hendriksen, whose address is at [701 6-21-4 Hongo, Bunkyo-ku Tokyo 113-0033 Japan] and Mr. Timothy Williams, whose address is at [305 Isazaki Copo 4-5-18 Hongo Bunkyo-ku Tokyo 113-0033 Japan] (together, hereinafter called the "Sellers") and ValueClick US, a corporation organized and existing under the laws of the State of Delaware having its principal office at [6450 Via Real Carpinteria CA 93013] (hereinafter called the "Purchaser"),

                                   WITNESSETH:

WHEREAS, each of the Sellers wishes to sell and the Purchaser wishes to purchase, a certain number of shares of capital stock owned by each of the Sellers in ValueClick Japan, a Japanese corporation having its principal office at [6F Ohma Building 4-37-6 Hongo, Bunkyo-ku Tokyo 113-0033 Japan], Japan (hereinafter called the "Company") in accordance with the terms and conditions specified hereinbelow,

NOW, THEREFORE, the parties hereto agree as follows:


ARTICLE 1. PURCHASE AND SALE OF STOCK

Each of the Sellers shall sell and the Purchaser shall purchase the following numbers of the issued shares of the Company owned by each of the Sellers (hereinafter called the "Shares") in accordance with the terms and conditions of the Agreement.

         Mr. Jonathon Hendriksen                [    250    ]  shares

         Mr. Timothy Williams                   [    250    ]  shares

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ARTICLE 2.  CONSIDERATION

2.1 The consideration for the Shares shall be paid by shares of common stock of the Purchaser with par value of [$.001 cent]. The consideration for the Shares of each of the Sellers shall be as follows:

         Mr. Jonathan Hendriksen      [    48,836    ] shares of the Purchaser

         Mr. Timothy Williams         [    48,836    ] shares of the Purchaser

2.2 The consideration shall be paid by the Purchaser to each of the Sellers at the time and in the manner agreed upon between the parties.


ARTICLE 3.  DELIVERY OF SHARE CERTIFICATE

Each of the Sellers shall deliver the share certificates representing the Shares together with any documents required by the Purchaser as necessary for the consummation of the transaction contemplated hereby to the Purchaser at a time mutually agreed upon between the parties (hereinafter called the "Closing Date")


ARTICLE 4.  REPRESENTATION AND WARRANTIES

4.1   Representation and Warranties by the Seller

      Each of the Sellers hereby represents and warrants to the Purchaser as follows:

4.1.1 Each of the Sellers has good and marketable title to the Shares, free and clear of any all liens, security interests, covenants, conditions, options and other restrictions.

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4.1.2 No consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation is required to be optained or satisfied by each of the Sellers for the consummation of the transactions contemplated hereby.

4.1.3 The execution of this Agreement and consummation of the transactions contemplated hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, or other instrument to which each of the Sellers is a party or by which it is bound.

4.2   Representation and Warranties by the Purchaser

      The Purchaser hereby represents and warrants to each of the Sellers as follows:

4.2.1 The Purchaser is duly organized and validly existing under the laws of the State of Delaware, USA, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.2.2 No consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation is required to be obtained or satisfied by the Purchaser for the consummation of the transactions contemplated hereby.

4.2.3 The execution of this Agreement and consummation of the transactions contemplated hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, or other instrument to which the Purchaser is a party or by which it is bound.

4.2.4 The Purchaser has taken all necessary corporate actions required to pay the consideration provided for in Article 2.


ARTICLE 5.  CONDITIONS TO THE CLOSING

5.1   Conditions to Obligations of each of the Sellers

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      The obligations of each of the Sellers to effect the transactions contemplated hereby shall be, at the option of each of the Sellers, subject to fulfillment, at or prior to the Closing date, of the following additional conditions:

          (a) The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects on the date such presentations and warranties were made and as of the Closing Date; and

          (b) Each of the obligations of the Purchaser to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

5.2   Conditions to the Obligations of the Purchaser

      The obligations of the Purchaser to effect the transactions contemplated hereby shall be, at the option of the Purchaser, subject to fulfillment, at or prior to the Closing Date, of the following additional conditions:

          (a) The representations and warranties of each of the Sellers contained in the Agreement shall have been true and correct in all material respects on the date such representations and warranties were made and as of the Closing Date;

          (b) Obligations of each of the Sellers to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date; [and

          (c) Resolution of the board of the directors of the Company shall have been made to approve the sale of the Shares by each of the Sellers contemplated hereby.] (This

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               condition should be added if sale of shares is restricted under the Articles of Incorporation of the Company.)


ARTICLE 6.  INDEMNIFICATION

6.1 Each of the Sellers jointly and severally indemnify and hold the Purchaser harmless against, and shall reimburse the Purchaser for any loss or damage, including, without limitation, attorneys' fees reasonably incurred arising out of any misrepresentation, breach or nonfulfillment of any covenant or obligation of each of the Sellers under this Agreement, or any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to the Purchaser pursuant to this Agreement.

6.2 The Purchaser shall indemnify and hold each of the Sellers harmless against, and shall reimburse each of the Sellers for any loss or damage, including, without limitation, attorney's fees reasonably incurred arising out of any misrepresentation, breach of nonfulfillment of any obligation of the Purchaser under this Agreement.


ARTICLE 7.  TERMINATION

This Agreement may be terminated:

          (a) by each of the Sellers, if there has been a material misrepresentation or material breach of any warranty or covenant by the Purchaser;

          (b) by the Purchaser, if there has been a material misrepresentation of material breach of any warranty or covenant by each of the Sellers; or

          (c) by either Seller or Purchaser, if the Closing shall not have taken place on the Closing Date.

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ARTICLE 8.  PAYMENT OF EXPENSES

The Purchaser and each of the Sellers will respectively pay all fees and expenses (including, without limitation, legal fees and expenses) incurred by them in connection with the transactions contemplated hereunder.


ARTICLE 9.  ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties and supersedes all prior agreements or understandings between the parties hereto related to the subject matter of this Agreement.


ARTICLE 10.  GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with the laws of Japan.


ARTICLE 11. JURISDICTION

The parties hereto agree that Tokyo District Court shall have jurisdiction over any disputes which may arise among the parties hereto.


ARTICLE 12.  AMENDMENT

Neither this Agreement nor any of the terms and conditions hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the parties hereto.

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ARTICLE 13.  HEADINGS

The headings of this Agreement are for convenience of reference only and shall not define, modify or otherwise affect any of the provisions thereof.


ARTICLE 14.  INVALID OR UNENFORCEABLE PROVISION

Should any provision of this Agreement be deemed invalid or unenforceable, then such provision shall be given no effect and shall be deemed not to be included within the terms and conditions of this Agreement, but without invalidating any of the remaining terms and conditions of this Agreement. The parties hereto shall then endeavor to replace the invalid or unenforceable provision by a clause which is closest to the contents of the invalid or unenforceable provision.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.


                                     THE SELLER:

                                     /s/ JONATHAN HENDRIKSEN
                                     -------------------------------------
                                     Jonathan Hendriksen


                                     THE SELLER:

                                     /s/ TIMOTHY WILLIAMS
                                     -------------------------------------
                                     Timothy Williams


                                     THE PURCHASER:  VALUECLICK, INC. USA


                                     By:   /s/ JAMES R. ZARLEY
                                         ---------------------------------
                                           James R. Zarley
                                           CEO, ValueClick Corporation